Exhibit No. (21)

KIMBERLY-CLARK CORPORATION

CONSOLIDATED SUBSIDIARIES

The following list includes subsidiaries of Kimberly-Clark Corporation as of December 31, 2010. Certain subsidiaries are not named because they were not significant in the aggregate. The place of incorporation or organization is next to the name of the company.

1194127 Ontario Inc., Ontario, Canada

*700 Tchoupitoulas LLC, Louisiana

Abdelia Comercial Ltda., Brazil

Avent de Honduras, S.A. de C.V., Honduras

Avent Holdings, LLC, Delaware

Avent, Inc., Delaware

Avent, S. de R.L. de C.V., Mexico

Avent Slovakia, Inc., Delaware

Avent Slovakia s.r.o., Slovakia

Bacraft Indústria de Papel Ltda., Brazil

*Badgers LLC, Delaware

Badgers II LLC, Delaware

Ballard Medical Products (Canada) Inc., Ontario, Canada

Beco, Inc., Wisconsin

Block Medical de Mexico, S.A. de C.V., Mexico

*Bonster S.A., Luxembourg

*Carriage LP, South Carolina

Central High Associates, LLC, Wisconsin

Central High Managers, LLC, Indiana

*Chapel Valley Housing II, LLC, Wisconsin

City Hall Square, LLC, Wisconsin

Colombiana Kimberly Colpapel S.A., Colombia

Comercializadora de Fibras Guaicaipuro, C.A., Venezuela

Comercializadora de Repuestos Industriales Guaicaipuro, C.A., Venezuela

Delaware Overseas Finance, Inc., Delaware

Dr Fred Goebel Patentverwaltung GmbH, Germany

Durafab, Inc., Texas

Excell Paper Sales Company, Pennsylvania

Excell Paper Sales LLC, Delaware

Fisbra Indústria e Comércio de Produtos Higiênicos Limitada, Brazil

Genpar AP, LLC, Texas

Genpar CM II, LLC, Delaware

Genpar RI II, LLC, Delaware

Gerinconfort Indústria e Comercio de Productos Higienicos Ltda., Brazil

Hercules Global Investments, Cayman Islands

HHH Oil Condominium Association, Inc., Texas

*Hogla-Kimberly Limited, Israel

*Hogla-Kimberly Marketing Limited, Israel

*Hoosiers LLC, Delaware

Hoosiers II LLC, Delaware

Horizons Humble Partners, L.L.C, Delaware

Housing Horizons, LLC, Texas

Humble AP Partners, L.P., Texas

Humble CM Partners, L.P., Texas

Humble CM Partners II, LP, Texas

Humble Parking, L.L.C., Texas

Humble RI Partners, LP, Texas

Humble RI Partners II, LP, Texas

I-Flow Corporation, Delaware

Jackson International Holdings, Inc., Delaware

Jackson Products, Inc., Delaware

Jackson Products, Ltd., United Kingdom

Jackson Safety Canada, Ltd., Ontario, Canada

*Janesville School Apartments, LLC, Wisconsin

K-C Advertising, Inc., Delaware

K-C Antioquia Global Ltda., Colombia

K-C Cauca Ltda., Columbia

K-C Equipment Finance L.P., United Kingdom

K-C Financial Services Investment Company, Delaware

K-C Guernsey I Limited, Isle of Guernsey

K-C Guernsey II Limited, Isle of Guernsey

K-C Nevada, Inc., Nevada

Kalayaan Land Corporation, Philippines

KC Tower Corporation, Delaware

KCA Super Pty. Limited, Australia

K.C.S.A. Holdings (Pty) Limited, South Africa

Kimberly Bolivia S.A., Bolivia

Kimberly Clark Uruguay S.A. (formerly Industrial Mimosa S.A.), Uruguay

Kimberly-Clark (Barbados) Holding Ltd., Barbados

Kimberly-Clark (China) Company Ltd., China

Kimberly-Clark (Cyprus) Limited, Cyprus

Kimberly-Clark (Hong Kong) Limited, Hong Kong

Kimberly-Clark (Nanjing) Care Products Co. Ltd., China

Kimberly-Clark (Nanjing) Personal Hygienic Products Co Ltd, People’s Republic of China

Kimberly-Clark (Singapore) Finance Pte. Ltd., Singapore

Kimberly-Clark (Trinidad) Ltd., Trinidad & Tobago

Kimberly-Clark Amsterdam Holdings, B.V., Netherlands

Kimberly-Clark Argentina S.A., Argentina

Kimberly-Clark Asia Holdings Pte. Ltd., Singapore

Kimberly-Clark Asia Pacific Pte. Ltd., Singapore

Kimberly-Clark Australia Consolidated Holdings Pty. Limited, Australia

Kimberly-Clark Australia Holdings Pty. Limited, Australia

Kimberly-Clark Australia Pty. Limited, Australia

Kimberly-Clark B.V., Netherlands

Kimberly-Clark Bahrain Holding Company S.P.C., Bahrain

Kimberly-Clark Brasil Holdings Limitada, Brazil

Kimberly-Clark Brasil Indústria e Comércio de Produtos de Higiene Ltda., Brazil

Kimberly-Clark Canada Holdings, Inc., Ontario, Canada

Kimberly-Clark Canada Inc., Ontario, Canada

Kimberly-Clark Canada Inc. Kanadischen Rechts & Co. K.G., Germany

Kimberly-Clark Canada International Holdings, Inc., Ontario Canada

Kimberly-Clark Canada Services Corporation, Ontario, Canada

Kimberly-Clark Canada U.K. Holding Limited, United Kingdom

Kimberly-Clark Cayman Islands Company, Cayman Islands

Kimberly-Clark Cayman Islands Holding Company, Cayman Islands

*Kimberly-Clark Central American Holdings, S.A., Panama

Kimberly-Clark Chile S.A., Chile

Kimberly-Clark Colombia Limitada, Colombia

Kimberly-Clark Costa Rica Limitada, Costa Rica

Kimberly-Clark de Centro America, S.A., El Salvador

Kimberly-Clark Denmark Holdings ApS, Denmark

Kimberly-Clark Dominican Republic S.A., Dominican Republic

Kimberly-Clark Dominicana, S.A., Dominican Republic

Kimberly-Clark Dutch Holdings B.V., Netherlands

Kimberly-Clark Ecuador, S.A., Ecuador

Kimberly-Clark Europe Limited, United Kingdom

Kimberly-Clark European Investment B.V., Netherlands

Kimberly-Clark European Services Limited, United Kingdom

Kimberly-Clark Far East Pte. Limited, Singapore

Kimberly-Clark Finance Limited, United Kingdom

Kimberly-Clark Financial Services, Inc., Tennessee

Kimberly-Clark Forestal S.A., Spain

Kimberly-Clark Global Finance Ltd., Bermuda

Kimberly-Clark Global Sales, LLC, Delaware

Kimberly-Clark GmbH (Austria), Austria

Kimberly-Clark GmbH (Germany), Germany

Kimberly-Clark GmbH (Switzerland), Switzerland

*Kimberly-Clark Guatemala, Limitada, Guatemala

Kimberly-Clark Health Care Inc., Delaware

Kimberly-Clark Hellas EPE, Greece

Kimberly-Clark Holding Limited, United Kingdom

Kimberly-Clark Holding s.r.l., Italy

Kimberly-Clark Holland Holdings B.V., Netherlands

Kimberly-Clark Honduras, S. de R.L. de C.V., Honduras

Kimberly-Clark Hygiene Products Private Limited, India

Kimberly-Clark Inc., Ontario, Canada

Kimberly-Clark Innovation Corporation, South Korea

Kimberly-Clark Integrated Services Corporation, Delaware

Kimberly-Clark International Services Corporation, Delaware

Kimberly-Clark International, S.A., Panama

Kimberly-Clark Investering Finance Corporation Limited, United Kingdom

Kimberly-Clark Latin America, Inc., Delaware

Kimberly-Clark Latin America Inc. y Cia, S.C., Spain

Kimberly-Clark Latin America Investments, Inc., Delaware

Kimberly-Clark LDA., Portugal

Kimberly-Clark Limited, United Kingdom

Kimberly-Clark Luxembourg Finance S.a.r.l., Luxembourg

Kimberly-Clark Luxembourg Holdings S.a.r.l., Luxembourg

Kimberly-Clark Luxembourg S.a.r.l., Luxembourg

Kimberly-Clark Magyarorszag Kft, Hungary

Kimberly-Clark Malta Holding Company Limited, Malta

Kimberly-Clark Malta Investment Company Limited, Malta

Kimberly-Clark Manufacturing (Thailand) Limited, Thailand

Kimberly-Clark Mediterranean Finance Company Ltd., Malta

Kimberly-Clark N.V., Belgium

Kimberly-Clark Netherlands Holdings B.V., Netherlands

Kimberly-Clark North Asia (HK) Limited, Hong Kong

Kimberly-Clark of South Africa (Pty) Ltd., South Africa

Kimberly-Clark OOO, Russia

Kimberly-Clark Pacific Finance Company, Cayman Islands

Kimberly-Clark Pacific Holdings Pty Limited, Australia

Kimberly-Clark Paper (Shanghai) Co. Ltd., People’s Republic of China

Kimberly-Clark Paraguay S.A., Paraguay

Kimberly-Clark Patriot Holdings, Inc., Cayman Islands

Kimberly-Clark Pennsylvania, LLC, Delaware

Kimberly-Clark Pension Trusts Ltd., United Kingdom

Kimberly-Clark Personal Hygienic Products Co. Ltd., Beijing, People’s Republic of China

Kimberly-Clark Peru S.R.L., Peru

Kimberly-Clark Philippines Inc., Philippines

Kimberly-Clark Products (M) Sdn. Bhd., Malaysia

Kimberly-Clark Produtos Para Saúde Limitada, Brazil

Kimberly-Clark Puerto Rico, Inc., Delaware

Kimberly-Clark S.A.S., France

Kimberly-Clark S.L., Spain

Kimberly-Clark s.r.l., Italy

Kimberly-Clark s.r.o., Czech Republic

Kimberly-Clark Sales Corporation B.V., Netherlands

Kimberly-Clark Scandinavia ApS, Denmark

Kimberly-Clark Services Asia-Pacific Pty Limited, Australia

Kimberly-Clark Services, Inc., Delaware

Kimberly-Clark Singapore Pte. Ltd., Singapore

Kimberly-Clark Southern Africa (Holdings) (Pty) Ltd., South Africa

Kimberly-Clark Sp. z.o.o., Poland

Kimberly-Clark Taiwan, Cayman Islands

*Kimberly-Clark Thailand Limited, Thailand

Kimberly-Clark Trading (M) Sdn. Bhd., Malaysia

Kimberly-Clark Trading Kft, Hungary

Kimberly-Clark Treasury Asia-Pacific, Australia

*Kimberly-Clark Tuketim Mallari Sanayi ve Ticaret A.s., Turkey

Kimberly-Clark Tulip Holdings, B.V., Netherlands

Kimberly-Clark UK Operations Limited, United Kingdom

Kimberly-Clark Ukraine LLC, Ukraine

Kimberly-Clark Venezuela, C.A., Venezuela

Kimberly-Clark Ventures LLC, Delaware

Kimberly-Clark Vietnam Ltd., Vietnam

Kimberly-Clark Worldwide Australia Holdings Pty. Limited, Australia

Kimberly-Clark Worldwide Taiwan Investment Limited, Taiwan

Kimberly-Clark Worldwide, Inc., Delaware

Kimberly-Clark Zimbabwe (Private) Limited, South Africa

*Kimnica, Sociedad Anonima, Nicaragua

KS & J Indústria e Comercio Limitada, Brazil

La Ada de Acuña, S. de R. L. de C.V., Mexico

Lafayette-Lahr LLC, Indiana

LaSalle Apartments LLC, Wisconsin

LeClaire Apartments L.L.C., Wisconsin

Limpar AP, L.L.C., Delaware

Limpar CM II, LLC, Delaware

LimPar CM, L.L.C., Delaware

Limpar RI, LLC, Delaware

LimPar RI II, LLC, Delaware

Main-Lake Apartments LLC, Wisconsin

Manlak Waste Recovery (Pty) Limited, South Africa

Microcuff GmbH (Germany), Germany

Mimo Brasil Limitada, Brazil

*Mineral Point School Apartments LLC, Wisconsin

Minnetonka Limitada, Brazil

Minnetonka Overseas Investments Limited, Cayman Islands

*Molett Marketing Limited, Israel

National Child Care Products Company, Saudi Arabia

National Terminal Apartments LLC, Ohio

*New Glarus School Apartments, LLC, Wisconsin

Nueva Arizona S.A., Argentina

*Olayan Kimberly-Clark (Bahrain) W.L.L., Bahrain

*Olayan Kimberly-Clark Arabia Company, Saudi Arabia

Papeles del Cauca S.A., Colombia

P.T. Kimberly-Clark Indonesia, Indonesia

Providence Leasing LLC, Delaware

Ridgeway Insurance Company Limited, Bermuda

*Ropers LLC, Delaware

Ropers II LLC, Delaware

Safemaster Oy, Finland

Safeskin (B.V.I.) Limited, Virgin Islands (U.K)

Safeskin Corporation (Thailand) Limited, Thailand

Safeskin Latex (Thailand) Limited, Thailand

Safeskin Medical & Scientific (Thailand) Limited, Thailand

Scott S.A., France

Scott Executive Pension Trustees Limited, United Kingdom

SK Corporation, Taiwan

Stephenson Mill Associates, LLC, Wisconsin

Stephenson Mill Managers, LLC, Indiana

Syzygy, Inc., Delaware

Taiwan Scott Paper Corporation, Taiwan

Tawneydown-Alfa Beteiliqungsgesellschaft mbH, Koblenz

TCB Genpar, LLC, Texas

TCB Limpar, LLC, Delaware

Technology Systems S.A., Argentina

*Tecnosur S.A., Colombia

*Texans LLC, Delaware

Texans II LLC, Delaware

Texas Company Building, LP, Texas

Three Rivers Timber Company, Washington

Tiscorp Limited Partnership, United Kingdom

Tri-Med Specialties, Inc., Kansas

*YuHan-Kimberly, Limited, South Korea

* Indicates a company that is not wholly owned directly or indirectly by the Corporation.